UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

At our annual meeting of stockholders, which commenced on June 20, 2007 and reconvened on July 27, 2007, our stockholders were asked to vote on certain amendments to sections 10.1, 10.2, 10.3 and 12.1 of our Articles of Incorporation (the “Articles”), which amendments (the “Amendments”) were sought by the Pennsylvania Securities Commission as a condition to our authorization to sell shares of our common stock under our current offering to persons in Pennsylvania. As of July 27, 2007, although we had received proxies from 61.6 % of our stockholders in favor of the Amendments (and only 5.6 % opposed to the Amendments), the Amendments have not received the required two-thirds vote of our stockholders necessary for adoption.

However, on July 24, 2007, the Pennsylvania Securities Commission granted us an additional period through July 31, 2008 to obtain stockholder approval of the Amendments. As a condition of the Pennsylvania Securities Commission’s extension, our Board of Directors has agreed, in connection with any matter that would be subject to sections 10.2, 10.3 and 12.1 of the Articles, to consider and approve such matters as if the applicable Amendments had been adopted. Our Board of Directors is not able to make such an agreement in connection with section 10.1 of the Articles.

As previously described in our filings with the U.S. Securities and Exchange Commission and as set forth in our proxy for our 2007 annual meeting of stockholders, the Amendments are as follows:

1. The amendment to section 10.1 of the Articles would reduce the requisite vote needed to amend the Articles from two-thirds to a majority of our outstanding shares of common stock.

2. The amendments to sections 10.2 and 10.3 of the Articles would add a requirement that we obtain the approval of our stockholders in connection with certain mergers, reorganizations or sales of material portions of our assets, except in very limited circumstances that would not require a stockholder vote, that would not otherwise have been required to be approved by our stockholders in accordance with Maryland law, the jurisdiction under which we are organized.

3. The amendment to section 12.1 of the Articles would remove a reference to Maryland law in order to avoid any implication that we may rely upon the broad scope of Maryland law in order to override certain governance guidelines with which we, and all other unlisted REITs, already comply.

In the event that the Amendments are not adopted by our stockholders by July 31, 2008, we have agreed with the Pennsylvania Securities Commission to immediately cease making offers and sales of our common stock to Pennsylvania residents and have agreed to extend a written offer of rescission to all Pennsylvania residents that have purchased shares of our common stock in our current offering. As of March 31, 2007, we have received subscriptions totaling approximately $ 28.0 million from Pennsylvania residents in our current offering.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

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Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2007	CNL INCOME PROPERTIES, INC.

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President, Corporate Counsel, and Secretary

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